Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” in the Statement of Additional Information in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2, No. 333-250213) and to the incorporation by reference therein of our report dated February 27, 2020 with respect to the financial statements of The GDL Fund, included in the Annual Report to shareholders for the fiscal year ended December 31, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 12, 2021